                                                                    EXHIBIT 99.2

                                  DETACH HERE



                                     PROXY

                                  ANESTA CORP.


                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER 10, 2000




The undersigned, revoking all other prior proxies heretofore given, hereby constitutes and appoints Thomas B. King and William C. Moeller, or any of them, each with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $0.01 per share (the "Common Stock") of Anesta Corp. (the "Company") owned by the undersigned at the Special Meeting to be held on October 10, 2000 and any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN IN THIS PROXY. IF NOT OTHERWISE DIRECTED HEREIN, SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1 (APPROVAL OF MERGER). IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING, AND WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING, PROXIES WILL BE VOTED ON SUCH MATTERS AS THE PROXY NAMED HEREIN, IN HIS SOLE DISCRETION, MAY DETERMINE.





SEE REVERSE         PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY        SEE REVERSE
    SIDE                     IN THE ENCLOSED ENVELOPE                    SIDE

                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 TO BE
                           VOTED UPON AT THE MEETING:

      PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                                     FOR     AGAINST   ABSTAIN
1.   To approve and adopt the merger of Anesta Corp. with Cephalon, Inc.             [ ]       [ ]       [ ]
     pursuant to the Agreement and Plan of Merger, dated as of July 14, 2000, among Anesta Corp., C Merger Sub. Inc. and Cephalon, Inc., under which
     Anesta Corp. would be merged with and into C Merger Sub. Inc. and Anesta
     Corp. would survive as a wholly-owned subsidiary of Cephalon, Inc.

2.   To vote on such other matters that may properly come before the meeting.



                                    NOTE: Please sign exactly as name appears hereon. Please manually date this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:                    Date:      Signature:                    Date:
          -------------------      ----            -------------------      ----